Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cisco Systems, Inc.’s Annual Report on Form 10-K for the year ended July 28, 2012.
/s/ PricewaterhouseCoopers LLP

San Jose, California

December 20, 2012